Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of BigCommerce Holdings, Inc.:

1)	Form S-1 No. 333-250008
2)	Form S-1 No. 333-239838
3)	Form S-8 No. 333-242387 pertaining to the 2020 Employee Incentive Award Plan of our reports dated February 26, 2021, with respect to the consolidated financial statements of BigCommerce Holdings, Inc. included in this Annual Report (Form 10-K) of BigCommerce Holdings, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Austin, Texas

February 26, 2021